U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019 (June 27, 2019)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

19 W. Flagler St., Suite 902

Miami, FL

(Address of principal executive offices)

33130

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

Cuentas Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Definitive Material Agreement.

On June 27, 2019, Cuentas, Inc. entered into a Prepaid Card Program Management Agreement (PCPMA) with Sutton Bank (“Sutton”), an Ohio chartered bank Corporation.

The PCPMA establishes that Sutton Bank operates a prepaid card service and is an approved issuer of prepaid cards on the Discover, Mastercard, and Visa Networks and provides services in connection with Card Transactions processed on one or more Networks.

The PCPMA designates Cuentas to become Manager of the “Cuentas Mastercard Prepaid Card” Management Program, a General Purpose Reload (GPR) debit card program, subject to the terms and conditions of the PCPMA.

The terms and conditions of the PCPMA are attached herein. For security reasons, we have redacted the BIN from the attached copy of the PCPMA since it is a highly sensitive and confidential information.

A Press Release issued on July 1, 2019 is also included as an exhibit.

Item 9.01	Exhibits.

Exhibit No.	Description

99.1	Prepaid Card Program Management Agreement (PCPMA) between Cuentas, Inc. and Sutton Bank (“Sutton”)-REDACTED.

99.2	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: July 1, 2019	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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